C14NET.com Inc
                      ONE ROCKFELLER PLAZA
                           SUITE 1600
                    NEW YORK, NEW YORK. 10020
             TEL.: 212 445 6581   FAX: 212 265 4680




New York, January 18, 2000


To the attention of all shareholders in Systeam S.p.A.
C/o Systeam S.p.A.
Viale degli Eroi di Cefalonia, 37
00128 Rome
Italy


 Dear Sirs,

 On January 7, 2000, we have submitted to you our final proposal in relation to the acquisition of the majority of the registered stock in Systeam S.p.A. ('the Proposal"). Since then, we have entered into some discussion for the further negotiation of the Proposal. At the end of such negotiation, we have decided to amend the Proposal as follows:

 THE PRESENT CONTRACT PROPOSAL IS DRAWN UP BY:

1. C14NET.com Inc., a company incorporated under the laws of Delaware - USA, with its headquarters in ONE ROCKFELLER
      PLAZA SUITE 1600 NEW YORK, NEW YORK, 10020 (hereinafter referred to as "Cl4NET");

AND ADDRESSED TO:

2.   the following shareholders of SYSTEAM (hereinafter
     Collectively referred to as "Shareholders A'):

         2.1 Nicola DI TOMASO, born on March 30, 1951 in Rome, Italy, resident in Rome, Via G. Mengoni no 5;

         2.2 Gabriella COLOMBO. born on November 8, 1935 in Seregno (Milan), Italy, resident in Rome, Via A. Bertoloni no. 26/A:

         2.3 Sandro SANTIVETTI, born on February 8, 1959 in Palombara Sabina (Rome). Italy, resident in Palombara Sabina, Strada Privata XVIA no. 8;

         2.4 Luigi CARAMICO, born on October 28, 1965, in Rome, Italy, resident in Rome, Via R.G. Lante, no.78,

AS WELL AS TO:

         3. the following other shareholders of SYSTEAM (hereinafter collectively referred to as "Shareholders B"):

         3.1 ATAS GROUP LTD, a company established in Tortola, British Virgina Islands, with representative office at 8 Rue de La Candalle - 1205 Geneve, Switzerland;

         3.2 OXCAL VENTURE CORP., a company established under the laws of California, with its headquarters in Palisades, Avenida de la Herradura, California, 90272, USA;

         3.3 A.P.I. INVEST, a company established under the laws of Denmark, with its headquarters in Rosenkaret 13 DK 2860
         Soborg, Denmark;

         3.4 George P. BAUER, born on May 5, 1931, in Michigan, USA, resident in Dunning Road New Canaan, CT 06840 USA;

         3.5 Mark DUMONT, born on May 1, 1943 in Brussels, Belgium, resident in Conches, 37 Chemin Jean-Achard, CH 123 1,
         Switzerland;

         3.6 Nicola SAVORETTI, born on September 16, 196.4, in Torino, Italy resident in Moscow, Volkhonka no. 6/1, appt. 18,
         121019 Russia;

         3.7 Ben Christian RISPOLI, born on March 20, 1955, in Stoccolraa, Svezia, resident in Principato di Monaco, La
         Donatello, 13 Avenue Des Papalins, MC 9800 Monaco;

         3.8 Ilde D'INNOCENTI, born on August 2, 1963, in Rome, Italy, resident in Frascati (Roma), Via S.Paolo Apostolo no.28;

         3.9 COYOTE Network Systems Inc., a company established under the laws of California, with its headquarters in 4360 Park
         Terrace Drive, Westlake Village, 91361, California, USA;

         3.10 Stefano PAPI, born on October 28, 1959, in Roma, Italy, resident in Roma, Via R. Forster n. 127;

         3.11 Giuseppe CENSI, born on September 16, 1951, in Roma, Italy, resident in Paliano (Frosinone), Corso Vittorio Emanuele,
         11', no.40;



                           WHEREAS


(a)      CI4NET carries on business as an Internet holding  company;

(b) CI4NET is currently trading on the Nasdaq, OTC:BB market, symbol CIFND;

(c) SYSTEAM carries on business as a software & telecommunications consulting and developing company;

(d)      SYSTEAM holds quotas of the following companies;

- Systeam Consulting s.r.l.   100%, issued and entirely paid
                               up capital equal to ITL
                              20,000,000.
- Sysmedia s.r.l.             100%, issued and entirely paid up
                               capital equal to ITL 20,000,000.
- Smartech s.r.l.             100%, issued and entirely paid up
                               capital equal to ITL 51,000,000;
- Systeam US                   100%

(e) SYSTEAM has a fully issued and paid up capital equal to ITL. 5,086,000,000, represented by a total number of 5,086,000 ordinary shares, each for a par value of ITL 1,000, held by its shareholders as follows:
         (i)  Shareholder A:
              Nicola DI TOMASO, 804,984 shares, equal to 15.827% of
               the capital;
              Gabrielia COLOMBO, 804,984 shares, equal to 15.827% of
               the capital;
              Sandro SANTIVETTI, 278,779 shares, equal to 5,481 % of
               the capital;
              Luigi CARAMICO, 219,264 shares, equal to 4.311 % of
               the capital.

         (ii) Shareholders B:
              ATAS GROUP LTD, 287,692 shares, equal to 5.657% of the
               capital;
              OXCAL VENTURE CORP., 143,846 shares, equal to 2.828%
               of the capital;
              A.P.I. INVEST, 92,472 shares, equal to 1.818% of the
               capital;
              George P. BAUER, 143,846 shares, equal to 2.828% of
               the capital;
              Mark DUMONT, 143,846 shares, equal to 2,828 % of the
               capital;
              Nicola SAVORETTI, 143,846 shares, equal to 2.828 % of
               the capital;
              Ben Christian RISPOLI, 283,327 shares, equal to 5.571%
               of the capital;
              llde D'INNOCENTI, 283,327 shares, equal to 5.571 % of
               the capital:
              COYOTE Network Systems Inc., 431,538 shares, equal to
               8.485% of the capital,
              Stefano PAPI, 219,265 shares, equal to 4.311 % of the
               capital;
              Giuseppe CENSI, 804,984 shares, equal to 15,827% of
               the capital.

(f) On September 30, 1999, CI4NET Submitted to Shareholders A and B, a preliminary proposal for the acquisition of the majority of the registered stock of SYSTEAM.

(g) C14NET, Shareholders A and Shareholders 13 have, since then, carried out negotiations aimed at defining all terms and conditions of the acquisition by CI4NET of a majority participation in the registered stock of SYSTEAM.

(h) As a result of the aforementioned negotiations, CI4NET decided to submit to the Shareholders A and the Shareholders B, the following definitive proposal for the acquisition of the majority of the registered stock of SYSTEAM,

(i)      The present proposal will be valid until January 24, 2000.
         After such term, in the absence of the acceptance by the Shareholders A and the Shareholders B, the present proposal will be automatically null and void. The acceptance in writing by the Shareholders A and the Shareholders B of this proposal, with no conditions attached, shall finally bind all the parties hereto to the terms and conditions of Ems proposal.

In light of the foregoing, which has integral and substantial value to the terms agreed hereinafter, the parties agreed the following:

     1.       INTRODUCTION, ENCLOSURES AND DEFINITIONS

         1.1 Introduction and enclosures - The recitals and the annexes form an integral, essential and inseparable part of the present Proposal, that if accepted, will constitute an integral part of all present agreements between the parties as regards its subject matter.

         1.2 Definitions - For the purposes of the present Proposal (and in addition to the definitions contained elsewhere herein) the following definitions shall have the following meanings (the definitions in the plural contained in the present Proposal will have the same significance attributed when used in the singular and vice versa):

         1.2.1 "Systeam Subsidiaries": the companies of which SYSTEAM hold, totally or partially, their capital and listed in the whereas clauses under (d);

         1.2.2 "Systeam Group"' Systeam S.p.A., together with the Systeam Subsidiaries;

         1.2.3 "Shares in C14NET": registered and/or freely tradable shares of CI4NET publicly traded on the Nasdaq with no restrictions;

         1.2.4 "Closing": the completion of the sale and purchase of the Shares A (as defined in Clause 2.1 below) and the Shares B
(as defined in Clause 2.3 below) to occur on the Closing Date;

         1.2.5     "Closing Date": 31 January 2000;

         1.2.6 "Proposal": the present contract Proposal made by C14NET and addressed to Shareholders A and Shareholders B.


    2.    SALE OF SHARES

       2.1 Sale of Shares A - At the Closing, CI4NET will purchase from each Shareholder A, and each Shareholder A will sell to C14NET, 50% of the stock individually held by them in SYSTEAM, represented by the following ordinary shares (hereinafter referred to as "Shares A"), each at the nominal value of ITL, 1,000:

       2.1.1 Nicola DI TOMASO, 402,492 shares, equal to 7.914 % of the capital;
       2.1.2 Gabriella COLOMBO, 402,492 shares, equal to 7.914 % of the capital;
       2.1.3 Sandro SANTIVETTI, 139,390 shares, equal to 2.741 % of the capital;
       2.1.4 Luigi CARAMICO, 109,632 shares, equal to 2.156% of the capital.

       2.2 The sale of Shares A shall take place in consideration of the compensation determined for each of Shareholders
       A, pursuant to Clause 3.1 of the present Proposal.

       2.3 Sale of Shares B - At the Closing, C14NET will purchase from each Shareholder B, and each such Shareholder B will sell to CI4NET, 100% of the stock individually held by there in SYSTEAM and represented by the following ordinary shares (hereinafter referred to as "Shares B"), each at the nominal value of ITL 1,000:

       2.3.1 ATAS GROUP LTD, 287,692 shares, equal to 5,657% of the share capital;

       2.3.2 OXCAL VENTURE CORP., 143,846 shares, equal to 2.828% of the share capital;

       2.3.3 A.P.I. INVEST, 92,472 shares, equal to 1.818% of the share capital;

       2.3.4 George P. BAUER, 143,846 shares, equal to 2.828 % of the share capital;

       2.3.5 Mark DUMONT, 143,846 shares, equal to 2.828% of the share capital;

       2.3.6 Nicola SAVORETTI, 143,846 shares, equal to 2.828 % of the share capital;

       2.3.7      Ben Christian RISPOLI, 283,327 shares, equal to
       5.571% of the share capital;

       2.3.8 Ilde D'INNOCENTI, 283,327 shares, equal to 5.571% of the share capital;

       2.3.9 COYOTE Network Systems Inc., 431,538 shares equal to 8.485% of the share capital;

       2.3.10 Stefano PAPI 219,265 shares, equal to 4.311% of the share capital;

       2.3.11 Giuseppe CENSI 804,984 shares, equal to 15.827% of the share capital.

       2.4 The sale of the Shares B shall take place in consideration of the compensation determined for each of the Shareholders B, in accordance with Clause 3.2 of the present
Proposal.

       2.5 New composition of shareholders in SYSTEAM - After completion of the share transactions described in Clauses 2.1 and 2,3 the registered stock fully underwritten and paid up in SYSTEAM will be subdivided in the following manner:

         2.5.1  CI4NET, 4,031,995 shares, equal to 79.276% of the
                share capital;

         2.5.2 Nicola DI TOMASO, 402,492 shares, equal to 7.914% of the share capital;

         2.5.3 Gabrielia COLOMBO, 402,492 shares, equal to 7.914% of the share capital;

         2.5.4 Sandro SANTIVETTI, 139,389 shares, equal to 2.741% of the share capital;

         2.5.5 Luigi CARAMICO, 109,632 shares, equal to 2.156 % of the share capital.

3.       CONSIDERATION

     3.1 Consideration for the @e of Sh2res A - For the sale of Shares A, each Shareholders A and C14NET have agreed the following consideration and methods of payment:

              3.1.1 Nicola DI TOMASO - in total US Dollars 1,252,644, of which US Dollars in 626,322 cash at the Closing and US Dollars 626,322 in no. 104,387 Shares in C14NET to be delivered within 90 (ninety) days from the Closing, without prejudice to Clause 3.3 below;

              3.1.2 Gabriella COLOMBO: in total US Dollars 1,252,644, of which US Dollars 626,322 in cash at the Closing and US Dollars 626,322 in no. 104,387 Shares in C14NET to be delivered within 90 (ninety) days from the Closing, without prejudice to Clause 3.3 below;

              3.1.3 Sandro SANTIVETTI: in total US Dollars 433,810, of which US Dollars 216,905 in cash at the Closing and US Dollars 216,905 in no. 36,151 Shares in C14NET to be delivered within 90 (ninety) days from the Closing, without prejudice to Clause 3.3 below;

              3.1.4 Luigi CARAMICO- in total US Dollars 341,267, of which US Dollars 170,634 in cash at the Closing and US Dollars 170,634 in no. 28,439 Shares in C14NET to be delivered within 90 (ninety) days from the Closing, without prejudice to Clause 3.3 below.

Consideration for the sale of Shares B - For the sale of Shares
B, each Shareholders B and C14NET have agreed the following consideration and methods of payment:

              3.2.1 ATAS GROUP LTD: in total US Dollars 895,361, of which US Dollars 447,681 in cash at the Closing, and US Dollars 447,681 in no. 74,614 Shares in C14NET to be delivered within 90 (ninety) days from the Closing, without prejudice to Clause 3.3 below;

              3.2.2 OXCAL VENTURE FUND LP: in total US Dollars 414,104 in cash at the Closing;

              3.2.3 A.P.I. INVEST: in total US Dollars 287,793, of which US Dollars 143,897 in cash at the closing and US Dollars 143,897 in no. 23,983 Shares in C14NET to be delivered within 90 (ninety) days from the Closing, without prejudice to Clause 3.3 below;

              3.2.4 George P. BAUER: in total US Dollars 447,680, of which US Dollars 223,840 in cash at the Closing and US Dollars 223,840 in no. 37,307 Shares in C14NET to be delivered within 90 (ninety) days from the Closing, without prejudice to Clause 3.3 below;

              3.2.5 Mark DUMONT: in total US Dollars 447,680, of which US Dollars 223,840 in cash at the Closing and US Dollars 223,840 in no. 37,307 Shares in CI4NET to be delivered within 90 (ninety) days from the Closing, without prejudice to Clause 3.3 below;

              3.2.6 Nicola SAVORETTI: in total US Dollars 447,680, of which US Dollars 223,840 in cash at the Closing and US Dollars 223,840 in no. 37,307 Shares, in CI4NET to be delivered within 90 (ninety) days from the Closing, without prejudice to Clause 3.3 below;

              3.2.7 Ben Christian RISPOLI: in total US Dollars 881,776, of which US Dollars 440,888 in cash at the Closing and US Dollars 440,888 in no. 73,481 Shares in C14NET to be delivered within 90 (ninety) days from the Closing, without prejudice to Clause 3.3 below;

              3.2.8 Ilde D'INNOCENTI: in total US Dollars 881,776, of which US Dollars 440,888 in cash at the Closing and US Dollars 440,888 in no. 73,481 Shares in C14NET to be delivered within 90 (ninety) days from the Closing, without prejudice to Clause 3.3 below;

              3.2.9 COYOTE Network Systems Inc.: in total US Dollars 1,242,313 in cash at the Closing;

              3.2.10 Stefano PAPI: in total US Dollars 631,221 in cash at the Closing;

              3.2.11 Giuseppe CENSI: in total US Dollars 2,317,390 in cash at the Closing.

              3.3 CI4NET. those Shareholders A and those Shareholders B who have elected, as indicated ill Clauses 3.1 and 3.2. to respectively sell the Shares A and the Shares B for a consideration partially composed of Shares in C14NET, agree that, should the Shares in C14NET not be delivered by the end of the ninetieth day following the Closing. C14NET will pay, within the same term of ninety days, an amount equal to the agreed value of the Shares in C14NET determined on the basis of a value of US Dollars 6 for each Share in CI4NET, as follows:

         (1)  Caramico Luigi:     US Dollars 170,634;
         (2)  Colombo Gabriella:  US Dollars 626,322;
         (3)  Santivetti Sandro:  US Dollars 216,905-1
         (4)  Ben, Christian Rispoli: US Dollars 440,888;
         (5)  Atas Group L.T.D.:  US Dollars 447,681;
         (6)  A.P.J. Invest: US Dollars 143,897;
         (7)  George P. Bauer:    US Dollars 223,840;
         (8)  Marc Dumont:   US Dollars 223,840;
         (9)  Nicola Savoretti:   US Dollars 223,840;
         (10) Nicola Di Tomaso:   US Dollars 626,322;
         (11) Ilde D'Innocenti:         US Dollars 440,888;

Provided that each Shareholder A and each Shareholder B shall have the right to waive their right to receive the above cash amount and to request the delivery as soon as practicable of the Shares in C14NET. From the Closing, each Shareholder A and each Shareholder B shall enjoy a piggyback right, according to which any filing for registration of Shares in CI4NET shall automatically include the Shares delivered to each Shareholder A and each Shareholder B pursuant to the present Clause 3.

3.4 At the Closing, CI4NET will issue to all Shareholders A and those Shareholders B who have elected under Clauses 3.1 e 3.2 to accept Shares in CI4NET an instrument substantially in the form of Annex I - satisfactory to all Shareholders A and all such Shareholders 8 issued by HSBC Bank and collected by Monte dei
Paschi di Siena of New York on behalf of all the Shareholders, which will enable such Shareholders A and Shareholders B to obtain the cash amounts set out in Clause 3.3 if such Shares in C14NET shall not have been delivered to all Shareholders A and all Shareholders B within 90 days from the Closing.

         4.       TRANSFER OF SHARES A AND SHARES B AND CONNECTED UNDERTAKING

         4.1      At the closing:

              4.1.1 Each of the Shareholders A and the Shareholders B will transfer respectively the Shares A and the Shares B to CI4NET by endorsing the share certificates, such endorsement being certified by a Notary Public, subject to the Notary receiving confirmation in writing from Monte dei Paschi di Siena, New York that (he amounts due at Closing by C14NET (determined in accordance with Clauses 3.1 and 3.2) have been credited to the escrow account identified in Clause 4.1.2 below. The transfer of the Shares A and the Shares B will take place in front of the Notary, by delivery of the share certificates to C14NET and related annotation in the company books of SYSTEAM. It is expressly agreed that the sale of the Shares A and the Shares B shall be regulated by all the terms of the present Proposal which will remain effective even after date of the transfer of Shares A and Shares B.

              4.1.2 CI4NET will pay the Shareholders A and the Shareholders B the full cash portion set out in Clauses 3.1 and 3.2, by means of transfers of bank funds immediately available in the escrow account in US Dollars in Monte dei Paschi di Siena, New York whose details shall be given in writing to CI4NET not less than 3 days before the Closing.

              4.1.3 After having transferred the Shares A and the Shares B, the Notary will confirm to Monte dei Paschi di Siena, New York that the transfer has been perfected and immediately thereafter Monte dei Paschi di Siena shall credit the amounts standing on the escrow account to the Shareholders A and the Shareholders B and confirm in writing to the Notary that this has been done.

              4.1.4 CI4NET will deliver to the Shareholders A and the Shareholders B the bank instrument stated in Clause
              3,4 above.

              4.1.5 The "fissato bollato" for the payment of the taxes on the transfer of the shares will be signed by all the parties.

              4.1.6 C14NET and SYSTEAM shall execute the loan agreement referred to in Clause S. I below.

       4.2 All expenses, including notarial and escrow bank expenses, inherent to the tr@er and the delivery of the Shares A and the Shares B will be borne by C14NET.

       4.3 Should CI4NET fail to comply with any of its obligations to be performed at the Closing pursuant to this Clause 4 by the Closing Date, this agreement shall, at the request of the Shareholder, and the B Shareholders, be terminated. In such case, without prejudice to the right to recover any additional damages, C14NET shall reimburse by way of penalty all legal costs accrued up to the date of termination up to a maximum amount of US Dollars 200,000.

5.  FINANCIAL SUPPORT PROVIDED BY CI4NET TO SYSTEAM

         5.1 Within seven days from the Closing, CI4NET will make funds available (US Dollars 1,000,000) to SYSTEAM in accordance with the terms of a loan agreement in the form of Annex 2 hereto.

6.       STIPULATED SHAREHOLDERS AGREEMENT

         6.1 The Shareholders B and the Shareholders A agree that on the Closing the ordinary Shareholders' meeting of SYSTEAM will be convened in order to appoint a new Board of Directors and a new Board of Auditors, conforming with the provisions that follow (and to accept the resignations of those persons who do not so conform).

         6.2 The Board of Directors will be composed of five members, CI4NET will nominate the majority of the members of the new Board of Directors, thus 3 directors, whilst the Shareholders A will nominate the remaining 2 directors. The Chairman of the Board of Directors, with the power to legally represent SYSTEAM, will be nominated by the Board of Directors and selected from the directors indicated by the Shareholders A. The Managing Director (Amministratore Delegato) will be nominated by the Board of Directors and selected from those directors indicated by CI4NET.

         6.3 The Board of Auditors will be composed of three effective auditors and two substitute auditors.
                   C14NET will indicate two effective auditors and one substitute auditor. The Shareholders A will indicate one effective auditor and one substitute, 'Me Chairman of the Board will be nominated from those effective auditors indicated by C14NET.

         6.4 The provisions of Clauses 6.2 and 6.4 will remain valid and applicable until the exercise or the expiry of the deadline for the exercise of the put option provided for in Clause 8 below.

7.       FURTHER COMMITMENTS OF THE PARTIES

         7.1 Unless otherwise agreed by CI4NET and each of the Shareholders A, CI4NET and the Shareholders A agree that all employment and/or professional service agreements currently in place between SYSTEAM and the aforementioned Shareholders A will remain valid, on the conditions and economic terms not less favourable than those currently contained in the aforementioned contracts (as represented in Annex 3 of the present Proposal), for not less than twenty four months from the Closing. CI4NET and the Shareholders A shall comply with all the terms and conditions contained in the aforementioned contracts.

         7.2 CI4NET agrees to renew the consultancy agreements entered into between SYSTEAM and Mr Valerio Veltroni and Mr Ben Christian Rispoli for a term not less than one year from the Closing, on the conditions and economic terms not less favourable than to those currently contained in their respective consultancy agreements (as represented in Annex 4 of the present Proposal)

         7.3 CI4NET hereby agrees to approve and put in place a stock option plan in favour of all employees and consultants including Shareholders A for a number of shares equal to 10% of the entire underwritten and determined registered stock of SYSTEAM at a price per SYSTEAM share equal to the Price Payable hereunder by CI4NET for each share of SYSTEAM. Within 36 months from, the closing, should SYSTEAM have not been quoted on any stock market, in Italy and/or abroad, the Shareholders A holding stock options in SYSTEAM shall have the right to convert said stock options into stock options in CI4NET (at a conversion rate determined by reference to the ratio between a share in C14NVT and the corresponding number of shares in SYSTEAM applied hereunder on the basis of their respective prices/values applied in this Proposal) conferring the right to purchase Shares in C14NET at a price equal to US Dollars 6.

         7.4 CI4NET grants to the Shareholders A, in equal parts and severally, the right to acquire from SYSTEAM collectively 30% of shares in AmeriCOM USA/Adcast owned by SYSTEAM at the Closing at a price equal to the price paid at the time by SYSTEAM. The said right may be exercised at any moment following the Closing and until June 30, 2000.

8.  PUT OPTION

         8.1 CI4NET hereby grants to each of the Shareholders A, an option ("Put Option") for the sale to CI4NET of all the shares in SYSTEAM that are held by each of the aforementioned Shareholders A on the date the Put Option is exercised. Therefore, CI4NET shall be irrevocably bound to purchase the shares in SYSTEAM that are offered by those Shareholders A exercising the Put option. The Put Option may be exercised by each of the Shareholders A, at any time during the period from the end of the twenty fourth month following the Closing and the end of the twenty seventh month following the Closing, through a written communication sent to CI4NET at least 15 days in advance of the date of the proposed sale of the SYSTEAM shares under the Put Option.

        8.2 The transfer of the shares according to the Put option can only relate to all (and not part) of the SYSTEAM shares held by the Shareholders A on the date the Put Option is exercised and will be made at a price - for each SYSTEAM share transferred under the Put Option - equal to US Dollar 3,112, and will be paid half in cash and half in Shares in C14NET to be delivered on the date of transfer of the Shares in Systeam at the following payment conditions:

            8.2.1     Nicola DI TOMASC): in total US Dollars
                      1,252,644, of which us Dollars in 626,322 cash and US Dollars 626,322 in no. 104,387 Shares in CI4NET

            8.2.2     Gabrielia COLOMBO: in total US Dollars
                      1,252,644, of which US Dollars 626,322 in cash and US Dollars 626,322 in no. 104,387 Shares in C14NET

            8.2.3     Sandro SANTIVETTI: in total US Dollars
                      433,809, Of which US Dollars 216,904 in cash and US Dollars 216,905 in no. 36,151 Shares in C14NET

            8.2.4 Luigi CARAMICO: in total US Dollars 341,267, of which US Dollars 170-634 in cash and US Dollars 170,634 in no. 28,439 Shares in CI4NET

        8.3 CI4NET and the Shareholders A agree that the price for the exercise of the Put option will not be subject to any modification as a consequence Of the possible reduction, or reduction to zero, Of the registered stock Of SYSTEAM.

        8.4 The SYSTEAM shares for which the Put Option is granted will be transferred to C14NET on the date set out in the notice issued pursuant to Clause 8.1. At the same time of the transfer of the shares, CI4NET will pay each of the Shareholders A exercising the Put Option the price determined pursuant to Clause 8.2.


9.       REPRESENTATIONS AND WARRANTIES

    9.1      Representations and Warranties of Shareholders A and
             Shareholders B

      Subject to Clauses 9.1.17 and 9.1.18 below and with regard to SYSTEAM and to SYSTEAM Subsidiaries, including where only the name SYSTEAM appears from hereon, each Shareholders A and each Shareholders B represent and warrant that:

         9.1.1     Registered stock and shares in SYSTEAM

         SYSTEAM is duly established and validly operating under the laws of the respective jurisdictions. The By-laws of SYSTEAM, as applicable at the time of the Closing, are enclosed in the present Proposal under Annex 5. All of the Shares A and the Shares 13 respectively of Shareholders A and Shareholders B, that accept the present Proposal, are entirely free of burdens.
         SYSTEAM is a shelf company that has not carried out any business activity since the date of its incorporation.

         9.1.2     Third Parties' rights on the Shares of SYSTEAM

         No agreements of any kind granting to any person rights in respect of the Shares exist, nor will exist, at the Closing.

         9.1.3     Administration, net worth and other documents

         (a) No distribution of dividends, concerning the financial year 1999, has occurred or has been approved, nor will occur or will be approved, prior to the Closing.

         (b) SYSTEAM keeps its books, accounting records and documents as Prescribed in due respect of all applicable laws and regulations.

         (c) The financial accounts of SYSTEAM and the balance sheet of SYSTEM as of September 30, 1999 and the long form report issued by Deloitte and Touche on December 6, 1999 attached to the present Proposal as Annex 6, fairly reflect the situation of SYSTEAM as Of September 30, 1999. Said financial accounts are substantially true, correct and complete and in particular all material liabilities (including contingent liabilities) are clearly shown or provided for and truly represented.

         (d) Save as otherwise provided for hereunder, up to the present date and up to the Closing there are not, nor will there be, circumstances or acts of management different from those deriving from the ordinary and prudent management which have materially worsened SYSTEAM's assets and liabilities, its economical and financial situation, in respect of what is represented in the financial statements as of September 30, 1999.


        9.1.4     Relationships with Coyote and Easynet

        The financial and contractual relationships between SYSTEAM, Coyote and Easynet have been fully settled in a clean cut manner by means of a settlement agreement between SYSTEAM, Easynet and Coyote. No shareholders' agreement exists between SYSTEAM and/or its Shareholders A and Shareholders B and/or the shareholders of Easynet. Save as otherwise provided for under the above mentioned settlement agreement, only commercial relationships are carried out between SYSTEAM and Easynet.

        9.1.5     Guarantees and Powers of Attorney

        No guarantees, comfort letters or similar agreements or undertakings have been issued, nor ire outstanding, to third parties by SYSTEAM, except as provided in Annex 7.

        No powers of attorney, granted by SYSTEAM, is in force at the date hereof.

        9.1.6     Compliance with the law

        SYSTEAM has conducted its business in all material respects in accordance with all applicable laws and regulations and there is no order or decree of any authority outstanding against SYSTEAM which may have a material adverse effect upon the assets or business of the company.

        9.1.7     Assets and activity of SYSTEAM

         (e) SYSTEAM is not and will not be in a state of bankruptcy at the Closing, it will be carrying out and will continue to carry out its regular activity, being in possession of all the permits and authorisations necessary for such a purpose. No bankruptcy proceedings are pending or threatened.

         (f) All material assets held by SYSTEAM, whether owned outright or through leasing contracts or otherwise disposed by SYSTEAM, are suitable for the company's activity, and are free of mortgages, pledges, bonds, encumbrances, burdens, restriction in use, or claims of any nature whatsoever, except as stated in SYSTEAM's records.

         (g) SYSTEAM owns the real properties listed under Annex 8.

         (h) The location of the real properties in which SYSTEAM carries out its activities are regulated by valid and enforceable contracts enclosed under Annex 9. The premises fit the needs connected with tile activity currently carried out by SYSTEAM and will be found in good conditions.

    9.1.8     Relationship with employees and consultants

         (a) The gross annual global payments, seniority allowances and substitute indemnities of the employees of SYSTEAM accrued up to the date herewith are, in accordance with the detailed information, contained in Annex 10, currently paid or due. SYSTEAM warrants that no other employees other than those indicated in the above detailed information are currently employed by SYSTEAM.

         (b) SYSTEAM is not bound by any material obligation to increase any amount payable under any employment agreement, written or verbal, or from agreements concerning pension schemes or services or other agreements which provide for the payment of bonuses and incentives, profit sharing, options or rights to underwrite or receive shares in SYSTEAM, deferred compensations, insurance, pensions, severance indemnities or, in general, payments, performances or benefits ill addition to, or more favourable than, those which are provided by the laws or the collective bargain agreements.

         (c) There is, nor will there be, at the Closing, court proceeding initiated against SYSTEAM by any agent, broker, consultant or professional claiming that its contractual relationship with SYSTEAM is characterised as a permanent employment relationship (contratto di lavoro subordinato a tempo indeterminato).

         (d) SYSTEAM has always fulfilled, and will fulfil up to the Closing, all its obligations vis-a-vis its employees (including those relating to their duties, rank and holidays), directors, agents, brokers and cousultants and it has always fully and timely fulfilled, and will fulfil up to the Closing, all its financial obligations regarding withholding taxes, including income tax, social security contributions and 'ENASARCO" contributions, and to withhold (and duly provide against in full, deposit or pay to the competent authorities) all amounts required by law or by agreement to be withheld from the wages of its employees, directors, agents, brokers and consultants.

    9.1.9     Patents Trademarks and Intellectual Property Rights

         (e) SYSTEAM puts in place all the necessary actions to protect their intellectual property products from infringements by third parties, in accordance with all Italian applicable laws.

         (f)  As far as the Shareholders A and the Shareholders
              B are aware. the activity of SYSTEAM, the use of Proper hardware, the use of the products of SYSTEAM by its clients and the use by SYSTEAM of patents, trademarks, know-how and intellectual property, does not give rise to any infringement of rights of intellectual property of third parties.

         (g) Annex II contains a complete list of the registrations made, relative to trademarks, patents for inventions, ornamental models owned or utilised by SYSTEAM presently expressed by SYSTEAM, upon which no inventor or third party may claim any intellectual property right, or right of utilisation and/or exploitation. The registrations are fully effective and SYSTEAM is able to claim to be the sole owner of intellectual property rights and may protect said rights towards any claim from third parties.

         (h) No intellectual property right is owned by any of the Shareholders A and/or the Shareholders B, nor, as far as they are aware, is owned by managers or staff, previously or actually employed by SYSTEAM.


    9.1.10    Software

        SYSTEAM is, and will be at the Closing, entitled to use the software currently used to carry out its business.

         9.1.11    Fiscal Situation

         (i) SYSTEAM has filed, within the statutory terms, all mandatory tax returns and social security filing due to be filed up to the date of this Proposal, and will file all filings the above returns due to be filed from the date of present Proposal up to the Closing. SYSTEAM has paid, or has made the necessary provisions for payment of, all taxes and duties for social security contributions and administrative charges pertaining to its activity, payment that was due up to the date of present Proposal and, similarly, the necessary provisions will be made for the payment of all taxes and duties for social security contributions and administrative charges that fall due or will accrue from the date of present Proposal up to the Closing. SYSTEAM has withheld all the required withholding taxes, or has made provisions for the required amounts for the payment of withholding taxes, or has timely paid such withholding taxes, SYSTEAM is not currently subject to any assessment, audit or verification procedure in respect to taxes, duties, social security contributions and/or administrative charges.

         j. In 1995, SYSTEAM presented a request for a conditional amnesty for the payment of social security contributions.

         9.1.12    Litigation

              There are no pending judicial proceedings against SYSTEAM, not any pending decrees, injunctions or other measures or legal actions (either civil, criminal or administrative) pending due to the activity of SYSTEAM that may have substantial relevance against the same.


         9.1.13     Contracts

              SYSTEAM is a contractual party in the contracts as indicated in Annex 12.

         9.1.14    Agreements subject to termination or amendments

              There are no agreements binding SYSTEAM that provide clauses which explicitly entitle the counterpart to withdraw from, anticipate termination or amend the existing relationships with SYSTEAM at the Closing as a mere consequence of the Proposal being executed and performed.

         9.1.15    Management of the Company until the Closing

         (a)  From the date of acceptance of the present
              Proposal and until the Closing, the activity of SYSTEAM will be limited to matters of ordinary management.

         (b)  From the date of acceptance of the present
              Proposal, any extraordinary management activity shall be previously authorised in writing by CI4NET. In particular, except unless otherwise agreed with CI4NET, SYSTEAM will not (i) authorise increases in the names of its directors, employees, agents or consultants, except where said increases are mandatory by law, on the basis of collective agreements or contracts compliant to the customs of the company; (ii) resolve, on capital increases of the company, distribution or dividends;
              (iii) modify the actual company by-laws; (iv) negotiate finance with banks and/or credit institutions for amounts superior to ITL 500 million.

          9.1.16    Confirmation of the Representations and Warranties

              Should the present Proposal be accepted, at the Closing, the Shareholders A and the Shareholders B hereby undertake that all representations and warranties made in accordance with this Clause 9 are true and correct as at the Closing.

          9.1.17 Duration of the Representations and Warranties and Limitation of Liability

              The representations and warranties listed in this Clause
              9.1 shall remain in force and effect for 12 months after the Closing. After expiration of the said period, no liability of any of the Shareholders A and the Shareholders B shall exists as to breaches of said representations and warranties for which no notice of breach has been given as at the date of expiration.

              The Shareholders A and the Shareholders B are jointly and severally liable in relation to any violation of the representation and warranties detailed in this Clause
              9.1 provided that (i) the maximum total liability of all Shareholders A and all Shareholders B is equal to the aggregate amount of US Dollars 750,000 and (ii) the maximum individual and/or joint liability of each Shareholders A and Shareholders B is limited to the amount of US Dollars 50,000.

          9.1.18 CI4NET acknowledges that except for those indicated in this Clause 9.1 no further representation and/or warranty, is released or supplied to C14NET by any of die any of the Shareholders A and/or Shareholders 19 in relation to this Proposal.

9.2      Representations and Warranties by CI4NET

    CI4NET makes the following representations and warranties to each Shareholder A and to each Shareholder B:

          9.2.1 CI4NET has been duly constituted and is validly operating under the laws of Delaware,

          9.2.2 All the issued and existing shares of C14NET have been duly authorised and issued and have been integrally signed and are not subject to extraordinary contributions.

          9.2.3 The present Proposal has been duly authorised and signed by CI4NET and, if duly accepted, will constitute a valid and binding contract for CI4NET, conforming to its terms and conditions.

          9.2.4 CI4NET has the full right, faculty and power to fulfil all the obligations arising out of the present Proposal.

10.           CLAIMS AGAINST SYSTEAM

    The Shareholders A and the Shareholders B declare, with effect from the Closing, that they do riot have any claim against SYSTEAM of whatsoever nature, with the sole exception of the Shareholders A and Messrs. Valerio Veltroni and Ben Christian Rispoli in relation to the accrued compensations for the employment relationship and consultant's assignments respectively, as stated @ the Clauses 7.1 and 7.2 above, for an amount not exceeding US Dollars 40,000.

11.           MISCELLANEOUS

        11.1 Any expenses or tax-related costs arising from or in connection with the execution of the acceptance of this Proposal will be borne by the parties co whom it pertains pursuant to the applicable laws and regulations and, save for clause I 1 .2 below, each party will bear its own costs in relation to any legal or financial advice sought.

        11.2 Any amendment made to this Proposal will not be effective or binding unless made in writing and signed be the party affected by such amendment.

        11.3 This Proposal supersedes any prior oral or written agreement between the parties in relation to the subject-matter hereof and absorbs any procedural phase described in the recitals and, as a result, no right or claim will be effective in relation to such procedure except under the terms and conditions mentioned in this agreement.

        11.4 Any communication which must be given or is permitted under this Proposal must be in writing and sent by registered post with notice of return or telefax with confirmation sent by registered post with notice of return and such communication will be deemed validly served on the addressee if addressed as follows:

             if to CI4NET:  CI4NET.com Inc.
                             One Rockfeller Plaza
                             Suite 1600
                             New York, NY 10020

             if to Shareholders A:   c/o Systeam S.p.A.
                                     Viale Eroi di Cefalonia, 37
                                     00128 Rome
                                     Italy

             if to Shareholders B:    c/o Ben Christian Rispoli
                                      Rispoli & Cie
                                      Gildo Pastor Center
                                      7, Rue du Gabian
                                      MC 98000 MONACO

         or to any other address communicated in the manner mentioned above by one party to the other.


12.      ARBITRATION AND GOVERNING LAW

         12.1 In case of any dispute arising over the interpretation, validity or effectiveness of the present Proposal and of the related acceptance, the parties agree to meet in order to reach an amicable solution to said dispute. In the case the parties do not reach an agreement within thirty days from the time the most diligent party attempted to fix the above mentioned meeting, the solution of such dispute will be referred to a sole arbitrator that will be appointed by the President of the Arbitration Court of the International Chamber of Commerce in Paris. The arbitration will be held in Rome in the Italian language. For all that is not expressly provided by the present arbitration clause, the provisions contained in Articles 832 et seg. of the Italian Civil Procedure Code shall apply.

         12.2 Any disputes that cannot be settled by arbitration by virtue of mandatory provisions of law applicable to the arbitration Clause shall be submitted to the jurisdiction of Italian Courts and to the exclusive competence of the Court of Rome.

         12.3          This Proposal shall be governed by and
                       interpreted in accordance with Italian law.

                           ..........

The present Proposal of contract is binding, firm and irrevocable if accepted before January 24, 2000.

In faith,

CI4NET.COM Inc.



If you retain that the above Proposal, as amended, meets the agreements reached between us for the acquisition of the majority registered stock of SYSTEAM, we request that you sign a copy of present Proposal as full and integral acceptance of it and send the same to us.

I hereby accept all the terms and conditions of the above
Proposal:
Name: Nicola Di Tomaso
Date:
Signature: /s/